UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2026
EMPIRE STATE REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
EMPIRE STATE REALTY OP, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36106	45-4685158
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street,	12th Floor
New York,	New York	10120
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 687-8700
n/a
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Empire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Empire State Realty OP, L.P.
Series ES Operating Partnership Units	ESBA	NYSE Arca, Inc.
Series 60 Operating Partnership Units	OGCP	NYSE Arca, Inc.
Series 250 Operating Partnership Units	FISK	NYSE Arca, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On July 17, 2026 (the “Closing Date”), Empire State Realty OP, L.P. (the “Operating Partnership”) and its general partner, Empire State Realty Trust, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent, the subsidiary guarantors thereto and the lenders party thereto. The Amendment amends the Amended and Restated Credit Agreement, dated as of November 14, 2025, by and among the Operating Partnership, the Company, Wells Fargo Bank, National Association as administrative agent, Bank of America, N.A. as syndication agent and the lenders party thereto (the “Existing Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement provides for term loan and delayed draw term loan facilities (together, the “Facility”).
The Facility is in the initial maximum principal amount of up to $490 million, which consists of a $245 million term loan credit facility and a $245 million delayed draw term loan facility. The term loan facility was borrowed in full by the Operating Partnership prior to the Closing Date. The delayed draw term loan facility may be drawn in the six months following the Closing Date. The Operating Partnership may request the aggregate principal amount of term loan facilities under the Amended Credit Agreement be increased through one or more increases in the delayed draw term loan credit facility or one or more increases in the term loan facility or the addition of new pari passu term loan tranches, for a maximum aggregate principal amount not to exceed $510 million. The Facility will be used for the working capital needs, capital expenditures, acquisitions, development and redevelopment of real estate properties of the Operating Partnership and its subsidiaries and for other general corporate purposes.
The provisions in the Amended Credit Agreement provide for the use of rates based on the secured overnight financing rate (“SOFR”) administered by the Federal Reserve Bank of New York. Amounts outstanding under the Facility will bear an interest rate at a floating rate equal to, at the Operating Partnership’s election, (1) the SOFR rate for the applicable term or the daily SOFR rate, plus a spread that will range from 1.50% to 2.05%, depending upon the Operating Partnership’s leverage ratio, or (2) a base rate, plus a spread that will range from 0.50% to 1.05%, depending upon the Operating Partnership’s leverage ratio. If the Operating Partnership achieves investment-grade ratings, subject to the terms of the Amended Credit Agreement, it may elect for the amounts outstanding under the revolving credit facility to bear interest at a floating rate equal to, at the Operating Partnership’s election, (1) the SOFR rate for the applicable term or the daily SOFR rate, plus a spread that will range from 0.80% to 1.60%, depending upon the Operating Partnership’s credit rating, or (2) a base rate, plus a spread that will range from 0.00% to 0.60%, depending upon the Operating Partnership’s credit rating.
The Operating Partnership will pay certain customary fees and expense reimbursements in connection with the Facility, including an unused line fee on delayed draw term loan commitments under the delayed draw term loan facility of 0.20%, subject to a grace period of sixty days and the other terms of the Amended Credit Facility.
The term loan facility shall terminate and all amounts outstanding thereunder shall be due and payable on January 15, 2029, subject to extension to no later than January 15, 2031 in accordance with the terms of the Amended Credit Agreement. The delayed draw shall terminate and all amounts outstanding thereunder shall be due and payable on January 12, 2032. The Operating Partnership may prepay loans under the Facility at any time without premium or penalty, subject to the conditions provided in the Amended Credit Agreement.
The Amended Credit Agreement contains customary financial and operating covenants, including covenants relating to limitations on liens, investment, distributions, debt, fundamental changes, and transactions with affiliates, and requires certain customary financial reports. The Amended Credit Agreement also contains customary events of default (subject in certain cases to specified cure periods), including but not limited to non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments, ERISA events, invalidity of loan documents, loss of real estate investment trust qualification, and occurrence of a change of control (as defined in the Amended Credit Agreement). If an event of default occurs and is continuing under the Amended Credit Agreement, the entire outstanding balance may become immediately due and payable.

Some of the lenders and their affiliates from time to time have provided in the past and may provide in the future, investment banking, commercial lending and financial advisory services to the Operating Partnership, the Company and their affiliates in the ordinary course of business.
The foregoing description of the Amended Credit Agreement is qualified in its entirety by the full terms and conditions of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above with respect to the Amended Credit Agreement under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*
First Amendment to the Amended and Restated Credit Agreement, dated July 17, 2026, among Empire State Realty OP, L.P., as borrower, Empire State Realty Trust, Inc., Wells Fargo Bank, National Association, as administrative agent, the subsidiary guarantors thereto and the lenders party thereto.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).
* In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company and Operating Partnership hereby agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: July 17, 2026	By:	/s/ Stephen V. Horn
	Name:	Stephen V. Horn
	Title:	Executive Vice President, Chief Financial Officer

EMPIRE STATE REALTY OP, L.P. (Registrant) By: Empire State Realty Trust, Inc., as general partner

Date: July 17, 2026	By:	/s/ Stephen V. Horn
	Name:	Stephen V. Horn
	Title:	Executive Vice President, Chief Financial Officer